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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                                PROXY STATEMENT
       (PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934)

      Filed by the registrant /X/
      Filed by a party other than the registrant / /

      Check the appropriate box:
      / /        Preliminary proxy statement, amended
      / /        Confidential, for Use of the Commission Only
      /X/        Definitive proxy statement
      / /        Definitive additional materials
      / /        Soliciting material pursuant to Rule 14a-11(c) or
                 Rule 14a-12

                                      POLYVISION CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

                                      POLYVISION CORPORATION
      -----------------------------------------------------------------------
                    (Name of Persons(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
           (2)  Aggregate number of securities to which transactions
                apply:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)  Amount previously paid:
                ----------------------------------------------------------

           (2)  Form, schedule or registration statement no.:
                ----------------------------------------------------------

           (3)  Filing party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

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
                             POLYVISION CORPORATION

                                            May 1, 2001

Dear Shareholder:

    You are cordially invited to attend the 2000 Annual Meeting of PolyVision shareholders to be held at 10:00 a.m. on Thursday, May 24, 2001, at PolyVision's customer showroom located at 3145 Northwoods Parkway, Suite 500, Norcross, Georgia. The meeting will begin with a report on PolyVision's operations and financial performance, followed by discussion and voting on the matters set forth in this Notice of Annual Meeting and Proxy Statement, and discussion on other business matters properly brought before the meeting. Enclosed you will also find PolyVision's Annual Report for the year ended December 31, 2000. Whether or not you expect to attend the Annual Meeting, you can be sure your shares are represented at the meeting by promptly voting and submitting the enclosed Proxy Card.

    We look forward to seeing you at the Annual Meeting. On behalf of the management and directors of PolyVision, I want to thank you for your continued support and confidence in our company.

                                          Sincerely,
                                          /s/ MICHAEL H. DUNN
                                          MICHAEL H. DUNN
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                             POLYVISION CORPORATION
                         4888 South Old Peachtree Road
                            Norcross, Georgia 30071

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

To the Shareholders of PolyVision Corporation:

    Notice is hereby given that the 2000 Annual Meeting of Shareholders of PolyVision Corporation will be held at PolyVision's customer showroom located at 3145 Northwoods Parkway, Suite 500, Norcross, Georgia, on Thursday, May 24, 2001, beginning at 10:00 a.m., local time. The meeting will be held for the following purposes:

    1. To elect four Class I directors to the Board of Directors, each to hold office until the 2002 Annual Meeting and until his successor has been elected and qualified.

    2. To ratify the selection of Arthur Andersen LLP as PolyVision's independent auditor.

    3. To consider and transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

    The Board of Directors has fixed April 26, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                        By Order of the Board of Directors,

                                      /s/ GARY L. EDWARDS
                                      GARY L. EDWARDS
                                        CHIEF FINANCIAL OFFICER, TREASURER AND
                                        SECRETARY

Norcross, Georgia
May 1, 2001

                                PROXY STATEMENT

INTRODUCTION

    This Proxy Statement and the accompanying proxy card are being mailed to PolyVision shareholders on or about May 1, 2001. The Board of Directors of PolyVision are soliciting proxies to be used at the 2000 Annual Meeting of Shareholders which will be held at PolyVision's customer showroom located at 3145 Northwoods Parkway, Suite 500, Norcross, Georgia, on Thursday, May 24, 2001, at 10:00 a.m., local time.

PURPOSE

    The purpose of the meeting and the matters to be acted upon are set forth in the following pages of this Proxy Statement. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting. A shareholder giving a proxy pursuant to the present solicitation may revoke it at any time before it is voted at the meeting. You may do this by (1) signing another proxy card with a later date and returning it to us prior to the meeting or (2) attending the meeting in person and casting a ballot. All shares represented by a properly executed proxy received prior to or at the Annual Meeting will be voted in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted:

    - "FOR" the election of the nominees for director set forth in this Proxy Statement, and

    - "FOR" the proposal to ratify the appointment of Arthur Andersen LLP as the independent auditor of PolyVision for the year ending December 31, 2001.

    If any other business shall properly come before the Annual Meeting, votes will be cast by the proxy holders in accordance with the judgment of the proxy holders.

OUTSTANDING SECURITIES AND VOTING RIGHTS

    Only shareholders of record at the close of business on April 26, 2001 are entitled to notice of and to vote at the Annual Meeting. As of that date, there were 14,168,527 outstanding shares of common stock, par value $.001 per share, the only currently outstanding voting security of PolyVision.

    The holders of a majority of the outstanding shares of common stock, present in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable New York law, the effect of the broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority. The effect of broker non-votes on the specific items to be brought before the Annual Meeting is discussed under each item.

    As of the Record Date, The Alpine Group, Inc. ("Alpine"), of which Steven S. Elbaum, Bragi F. Schut and James R. Kanely, directors of PolyVision, are directors and/or executive officers, possessed the power to vote approximately 48.1% of the outstanding shares of common stock. PolyVision has been advised that Alpine intends to vote all of the shares beneficially owned by it "FOR" each of the proposals.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Board of Directors of PolyVision is currently comprised of nine directors and is divided into two classes as nearly equal in number as possible, with staggered two-year terms. One class of directors is elected at each Annual Meeting.

    At the 1999 Annual Meeting of Shareholders, Steven S. Elbaum, Lyman C. Hamilton, Jr., Joseph A. Menniti and Hansel B. Millican, Jr. were elected to PolyVision's Board of Directors as Class II directors to hold office until the 2001 Annual Meeting of Shareholders and until their successors are elected and qualified. At the 1998 Annual Meeting of Shareholders, Ivan Berkowitz, Michael
H. Dunn, Stephen C. Knup and Bragi F. Schut were elected as Class I directors to hold office until this 2000 Annual Meeting of Shareholders and until their successors are elected and qualified. In July 1999, James R. Kanely was elected as a Class I director. Mr. Knup has determined not to seek reelection.

    At the Annual Meeting, four persons are to be elected to the Board of Directors of PolyVision as Class I directors to hold office until the 2002 Annual Meeting of Shareholders and until their successors are elected and qualified, and it is intended that shares represented by properly executed proxies will be voted, in the absence of contrary instructions, in favor of the election of the following named nominees, all of whom are presently Class I directors: Ivan Berkowitz, Michael H. Dunn, James R. Kanely, and Bragi F. Schut. The directors unanimously approved the nominations as noted at a meeting of the Board of Directors held on February 23, 2001. The affirmative vote of the holders of a majority of the shares of common stock present or represented at the Annual Meeting is required to elect the foregoing nominees to the Board of Directors.

    The persons named in the enclosed proxy intend to vote the shares represented by proxies for these nominees unless the vote for such persons is withheld. If any of those nominated should not continue to be available for election, it is intended that the shares represented by the proxies will be voted for such other person or persons as the Board shall designate. No circumstances are presently known which would render any named nominee unavailable for election. Abstentions and broker non-votes will have no affect on the election of directors.

NOMINEES FOR ELECTION AT THIS MEETING TO A TERM EXPIRING IN 2002

    IVAN BERKOWITZ, 55, was elected a director of PolyVision in May 1995 and served as Chief Executive Officer of PolyVision from May 1995 to April 1997. Previously, from September 1993 to March 1995, he was the Managing General Partner of Steib & Company, a private investment partnership. Since March 1995, Mr. Berkowitz has also been a director of Propierre I, a public French real estate mutual fund, and since January 1998, a director of HMG Worldwide Corporation, a point-of-purchase display manufacturer.

    MICHAEL H. DUNN, 52, was elected a director and the President of PolyVision in November 1998, following PolyVision's acquisition of Alliance International Group, Inc. ("Alliance"), and in November 1999, he additionally became the Chief Executive Officer of PolyVision. Mr. Dunn had previously served as Chairman, President and Chief Executive Officer of Alliance since October 1997. He also served as President of Alliance from March 1985 to January 1992. In the interim, from January 1992 to February 1997, Mr. Dunn served as President and Chief Executive Officer of Visibility Inc., a manufacturing enterprise software company and a portfolio company of Equity South, a buyout fund of which Mr. Dunn remains a general partner.

    JAMES R. KANELY, 59, was elected a director of PolyVision in July 1999. Mr. Kanely has been a private investor since November 1995. He served as President and Chief Operating Officer of Alpine from November 1993 to October 1995 and President of Superior TeleTec Inc. (the predecessor to

Superior TeleCom, Inc., a manufacturer of wire and cable products ("Superior TeleCom") prior to November 1993.

    BRAGI F. SCHUT, 60, was elected a director of PolyVision in December 1994. Mr. Schut has been a director of Alpine since 1983 and its Executive Vice President since 1986. Mr. Schut is also a director of Superior TeleCom and Superior Cables Limited (formerly known as Superior Cables of Zion United Works, Ltd.), an Israeli-based, publicly-traded wire and cable manufacturer and a majority-owed subsidiary of Superior Telecom.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 MEETING

    STEVEN S. ELBAUM, 52, was elected Chairman of the Board of Directors and a director of PolyVision in December 1994. Mr. Elbaum has been a director of Alpine since 1980 and has served as its Chairman of the Board and Chief Executive Officer since 1984. Mr. Elbaum has also been the Chairman of the Board of Directors and Chief Executive Officer of Superior TeleCom since 1996 and Chairman of the Board of Directors of Superior Cables Limited. Mr. Elbaum serves as the Chairman of the Board of Spherion Corp., a provider of value-added staffing and healthcare services, and an advisor to Vestaur Securities, Inc., an investment company.

    LYMAN C. HAMILTON, JR., 74, was elected a director of PolyVision in May 1995. Mr. Hamilton is currently a private investor. From 1962 to 1979,
Mr. Hamilton served in various senior executive officer positions with ITT Corp. and was its Chief Executive Officer in 1978 and 1979 and a director from 1974 to 1979. Mr. Hamilton currently serves on the Board of Directors of Scan-Optics, Inc., a manufacturer of optical character recognition equipment. Mr. Hamilton served on Alpine's Board of Directors from 1991 to November 1993.

    JOSEPH A. MENNITI, 63, was elected a director of PolyVision in May 1998. He served as Chief Executive Officer of PolyVision from March 1998 to
November 1999, and as President and Chief Operating Officer of PolyVision from May 1995 to November 1998. Prior to joining PolyVision, from 1989 to May 1995, Mr. Menniti was the Chief Executive Officer of DNE Systems, Inc., then a wholly-owned subsidiary of Alpine, and currently a subsidiary of Superior TeleCom, which manufactures and markets electronic and communications products.

    HANSEL B. MILLICAN, JR., 72, was elected a director of PolyVision in May 1999. Mr. Millican has been the President and Chief Executive Officer of Rochester Button Company since 1991.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR
                             DIRECTOR LISTED ABOVE.

INFORMATION ABOUT THE BOARD OF DIRECTORS

    There were four meetings of the Board of Directors during the year ended December 31, 2000. Each incumbent director attended at least 75% of the total number of Board meetings and the meetings of committees of which he was a member. In addition, the Board of Directors took action three times during 2000 by unanimous written consent in lieu of a meeting, as permitted by applicable law.

COMMITTEES OF THE BOARD

    AUDIT COMMITTEE--During the year ended December 31, 2000, the Audit Committee of PolyVision's Board of Directors consisted of Lyman C. Hamilton, Jr., Hansel B. Millican, Jr. and James R. Kanely. During 2000, the Audit Committee met twice, in conjunction with meetings of the Board of Directors. The Audit Committee's duties are to recommend to the Board of Directors the engagement of independent auditors to audit the financial statements of PolyVision and to review the accounting and auditing principles of PolyVision. The Audit Committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The Audit Committee is composed exclusively of directors who are, in the opinion of the Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member.

    COMPENSATION COMMITTEE--During the year ended December 31, 2000, the Compensation Committee of PolyVision's Board of Directors consisted of Ivan Berkowitz, Lyman C. Hamilton, Jr. and Bragi F. Schut. During 2000, the Compensation Committee met once in person and took action five times by unanimous written consent in lieu of a meeting, as permitted by applicable law. The Compensation Committee reviews and approves the salary and benefits policies of PolyVision, including compensation of executive officers. The Compensation Committee also administers the 1999 Stock Option Plan and recommends and approves grants of stock options under such plans.

DIRECTOR COMPENSATION

    In January 2000, PolyVision implemented an annual retainer of $10,000 for non-employee directors plus a $500 attendance fee. Both the annual retainer and attendance fee may be paid in a combination of cash or stock options pursuant to PolyVision's 2000 Stock Compensation Plan for Non-Employee Directors. All expenses in connection with attendance at such meetings were paid by PolyVision.

RELATED PARTY TRANSACTIONS

    The Board of Directors of PolyVision and Alpine contain some of the same members. See "Proposal No. 1: Election of Directors."

INFORMATION ABOUT MANAGEMENT

    GREGORY D. CESSNA, 44, has served as President of PolyVision's Visual Communication Products Division since May 1999. Mr. Cessna previously served as the President and Chief Operating Officer of ABB Extrel Corporation from 1991 to April 1999.

    IAN G. HUTCHINSON, 38, has served as President of PolyVision's Visual Communications Surfaces Division since November 1999. Mr. Hutchinson previously served as Senior Vice President of Premier Refractories International Inc., a subsidiary of Alpine, from April 1997 to August 1999.

    GARY L. EDWARDS, 42, has served as Chief Financial Officer, Treasurer and Secretary of PolyVision since September 1999. He previously served as Vice President and Controller of Alpine from May 1992 to August 1999.

    See "Proposal No. 1: Election of Directors" above for biographical information concerning Michael H. Dunn.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as to the shares of common stock owned as of the Record Date, by (1) each person known to PolyVision to be the beneficial owner of more than 5% of the common stock; (2) each director;
(3) each executive officer named in the Summary Compensation Table below; and
(4) all directors and executive officers of PolyVision as a group.

                                                                                  PERCENT OF
                                                              NUMBER OF SHARES   COMMON STOCK
                      NAME AND ADDRESS                          BENEFICIALLY     BENEFICIALLY
                    OF BENEFICIAL OWNER                           OWNED(1)         OWNED(1)
------------------------------------------------------------  ----------------   ------------
The Alpine Group, Inc.......................................     15,983,057(2)       68.5%
1790 Broadway
New York, NY 10019

John Hancock Mutual Life Insurance Company..................      2,986,467(3)       17.4%
200 Clarendon Street
Boston, MA 02117

Wind Point Partners III, L.P................................      3,281,495(4)       18.8%
676 North Michigan Avenue, Suite 3300
Chicago, IL 60611

Steven S. Elbaum............................................     16,473,380(5)       70.5%
c/o The Alpine Group, Inc.
1790 Broadway
New York, NY 10019

Ivan Berkowitz..............................................         54,497(6)          *
322 West 72nd Street, Apt. 5A
New York, NY 10023

Michael H. Dunn.............................................        168,750(7)        1.2%

Lyman C. Hamilton, Jr.......................................         62,727(8)          *
69 Byron Drive
Avon, CT 06001

James R. Kanely.............................................         92,303(9)          *
2883 Borman Ct.,
Daytona Beach, FL 32124

Stephen C. Knup.............................................         36,513(10)         *
c/o The Alpine Group, Inc.
1790 Broadway
New York, NY 10019

Joseph A. Menniti...........................................        308,373(11)       2.7%
1928 Seaman Court
Toms River, NJ 08753

                                                                                  PERCENT OF
                                                              NUMBER OF SHARES   COMMON STOCK
                      NAME AND ADDRESS                          BENEFICIALLY     BENEFICIALLY
                    OF BENEFICIAL OWNER                           OWNED(1)         OWNED(1)
------------------------------------------------------------  ----------------   ------------
Hansel B. Millican, Jr......................................         17,629(12)         *
c/o Rochester Button Company
1328 Broadway, Suite 816
New York, NY 10017

Bragi F. Schut..............................................        148,967(13)       1.1%
c/o The Alpine Group, Inc.
1790 Broadway
New York, NY 10019

Gregory D. Cessna...........................................         52,500(14)         *

Ian G. Hutchinson...........................................         43,750(15)         *

Gary L. Edwards.............................................         53,300(16)         *

Former shareholders of A. Lawer Corporation.................      1,655,000(17)      10.5%

All executive officers and directors as a group (12              17,512,690          70.4%
persons)....................................................

------------------------

*   Percentage ownership is less than 1%.

(1) In accordance with Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended, shares beneficially owned include shares issuable upon the exercise of options, warrants, rights or conversion privileges within 60 days after the Record Date. For the purpose of computing the percentage of outstanding shares beneficially owned by a particular person, any securities not outstanding which are subject to options, warrants, rights or conversion privileges exercisable by that person within 60 days after the Record Date, have been deemed to be outstanding, but have not been deemed outstanding for the purpose of computing the percentage of the class beneficially owned by any other person. Unless otherwise indicated, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them, subject to community property laws where applicable, and the address of each person shown is c/o PolyVision Corporation, 4888 South Old Peachtree Road, Norcross, Georgia 30071.

(2) Includes (a) 5,062,812 shares of common stock reserved for issuance upon the conversion of outstanding shares of Series B Preferred Stock and accrued dividends and (b) 4,101,875 shares of common stock reserved for issuance upon the conversion of outstanding shares of Series C Preferred Stock and accrued dividends.

(3) Represents shares of common stock reserved for issuance upon the exercise of outstanding warrants issued to John Hancock Mutual Life Insurance Company and certain of its affiliates in connection with a $25,000,000 senior subordinated credit facility.

(4) Represents shares of common stock reserved for issuance upon the conversion of a 10% Convertible Subordinated Promissory Note due 2007 issued in connection with PolyVision's acquisition of Alliance International
    Group, Inc.

(5) Includes the shares of common stock owned by Alpine. Mr. Elbaum may be deemed to be the beneficial owner of such shares by virtue of his position as Chairman of the Board and Chief Executive Officer of Alpine and his beneficial ownership of 20.4% of the outstanding common stock of Alpine. Also includes stock options to purchase 26,629 shares of common stock.

(6) Includes stock options to purchase 36,164 shares of common stock.

(7) Represents stock options to purchase 168,750 shares of common stock.

(8) Includes stock options to purchase 26,629 shares of common stock.

(9) Includes 47 shares owned by Mr. Kanely's spouse, as to which shares
    Mr. Kanely disclaims beneficial ownership, and stock options to purchase 757 shares of common stock.

(10) Includes stock options to purchase 26,513 shares of common stock.

(11) Includes stock options to purchase 293,373 shares of common stock.

(12) Includes stock options to purchase 1,629 shares of common stock.

(13) Includes stock options to purchase 26,164 shares of common stock.

(14) Represents stock options to purchase 52,500 shares of common stock.

(15) Represents stock options to purchase 43,750 shares of common stock.

(16) Includes stock options to purchase 40,000 shares of common stock.

(17) Represents 1,655,000 shares of common stock reserved for issuance upon the conversion of outstanding shares of Series D Preferred Stock and accrued dividends. All of the former shareholders of A. Lawer Corporation are deemed to own these shares.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

    The following table sets forth the cash compensation (including cash bonuses) paid or accrued by PolyVision during the years ended December 31, 2000, 1999 and 1998 to its Chief Executive Officer and to the other executive officers of PolyVision whose compensation exceeded $100,000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                                    LONG-TERM
                                                                                                   COMPENSATION
                                                             ANNUAL COMPENSATION             ------------------------
                                                   ---------------------------------------                  COMMON
                                                                             OTHER ANNUAL    RESTRICTED      STOCK
          NAME AND                FISCAL YEAR                                COMPENSATION      STOCK      UNDERLYING
     PRINCIPAL POSITION              ENDED         SALARY ($)   BONUS ($)       ($)(1)       AWARDS(#)    OPTIONS(#)
-----------------------------  -----------------   ----------   ---------   --------------   ----------   -----------
Michael H. Dunn(2)...........  December 31, 2000    280,000           --        23,776             --       125,000
President, Chief               December 31, 1999    261,464      126,000            --             --         50,00
Executive Officer and          December 31, 1998     20,000      130,000            --             --       250,000
Director

Gregory D. Cessna(4).........  December 31, 2000    217,542           --        22,691             --        60,000
President, VC Products         December 31, 1999    175,000      100,000            --                      100,000
Division

Ian G. Hutchinson(4).........  December 31, 2000    200,000       40,000        22,703             --        75,000
President, VC Surfaces         December 31, 1999     32,000       20,000            --             --       100,000
Division

Gary L. Edwards(4)...........  December 31, 2000    199,910       28,000        23,279             --        60,000
Chief Financial,               December 31, 1999     51,191       60,000            --             --       100,000
Treasurer and Secretary

------------------------------

(1) Unless otherwise indicated, the aggregate value of benefits to be reported under the "Other Annual Compensation" column did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the Named Executive Officer. During 2000, this amount relates to PolyVision's portion of health and welfare benefits paid on behalf of the Named Executive Officer and a monthly automobile allowance.

(2) Mr. Dunn joined PolyVision in November 1998 as its President and Chief Operating Officer and, in November 1999, became its Chief Executive Officer. Mr. Dunn's bonus in 1998 reflects the bonus paid in connection with his employment with Alliance International Group through November 1998 and his employment with PolyVision from November 1998 to December 1998.

(3) Messrs. Cessna, Hutchinson and Edwards joined PolyVision in May 1999, November 1999 and September 1999, respectively.

STOCK OPTIONS

    The following table sets forth information with respect to grants of options to purchase common stock under PolyVision's 1999 Stock Option Plan to the Named Executive Officers during the year ended December 31, 2000:

                       STOCK OPTION GRANTS IN FISCAL 2000

                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE (AT ASSUMED
                                                 % OF TOTAL                              ANNUAL RATE OF STOCK
                                                  OPTIONS                                  APPRECIATION FOR
                                                 GRANTED TO     EXERCISE                    OPTION TERM)(2)
                                    OPTIONS      EMPLOYEES        PRICE     EXPIRATION   ---------------------
               NAME                 GRANTED    IN FISCAL YEAR   ($/SH)(1)      DATE         5%          10%
----------------------------------  --------   --------------   ---------   ----------   ---------   ---------
Michael H. Dunn...................  125,000          13%          2.50       5/31/10      196,530     498,045

Gregory D. Cessna.................   60,000           6%          2.50       5/31/10       94,334     239,061

Ian G. Hutchinson.................   15,000           2%          3.38       1/31/10       31,885      80,803
                                     60,000           6%          2.50       5/31/10       93,334     239,061

Gary L. Edwards...................   60,000           6%          2.50       5/31/10       94,334     239,061

------------------------

(1) All options were granted at or above market value on the date of grant.

(2) Actual gains, if any, on option exercises are dependent upon other factors, including the future performance of the common stock and overall stock market performance.

    AGGREGATE OPTION EXERCISES DURING FISCAL 2000 AND FISCAL YEAR-END OPTION
     VALUES

    There were no exercises of stock options during the fiscal year ended December 31, 2000. The following table presents information for the Named Executive Officers as to the number of shares underlying, and the value of, unexercised options outstanding at December 31, 2000.

                                                    NUMBER OF SECURITIES
                                                         UNDERLYING               VALUE OF UNEXERCISED
                                                   UNEXERCISED OPTIONS AT         IN THE MONEY OPTIONS
                                                      DECEMBER 31, 2000          AT DECEMBER 31, 2000(1)
                                                 ---------------------------   ---------------------------
                     NAME                        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------------------------  -----------   -------------   -----------   -------------
Michael H. Dunn................................    168,750        256,250        $    --        $    --

Gregory D. Cessna..............................     52,500        107,500             --             --

Ian G. Hutchinson..............................     43,750        131,250             --             --

Gary L. Edwards................................     40,000        120,000             --             --

------------------------

(1) Represents the difference between the last sale price of the common stock on December 31, 2000 ($1.38) and the exercise price of the option multiplied by the applicable number of options.

    EMPLOYMENT AGREEMENTS

    In November 1998, PolyVision entered into an Employment Agreement with Michael H. Dunn to serve as the President and Chief Executive Officer of PolyVision until either he or PolyVision elects to terminate such employment upon prior written notice. Pursuant to the terms of his Employment Agreement, Mr. Dunn receives an annual base salary of $280,000, plus an annual bonus of up to 50%
of his base salary in the event PolyVision achieves annual targeted performance objectives set by PolyVision's Board of Directors. Under his Employment Agreement, if Mr. Dunn's employment is terminated by PolyVision for any reason other than for "Cause" (as defined) or by Mr. Dunn for "Good Reason" (as defined), he is entitled to payment of 100% of the balance of his salary for the remaining period under his Employment Agreement and, if the date of termination of his employment is more than six months into any particular fiscal year, any discretionary bonus that he would have been entitled to had his employment not been so terminated. Mr. Dunn has agreed not to compete with PolyVision during his term of employment and for certain periods thereafter and not to disclose confidential information relating to PolyVision at any time.

    PolyVision has also entered into Employment Agreements with each of Gregory
D. Cessna, Ian G. Hutchinson and Gary L. Edwards to serve as President of Visual Communication Products Division, President of Visual Communication Surfaces Division and Chief Financial Officer, Treasurer and Secretary of PolyVision, respectively. Under the terms of such agreements, PolyVision currently pays annual base salaries of $220,000, $208,000 and $208,000 to Messrs. Cessna, Hutchinson and Edwards, respectively. Such individuals are also eligible to receive an annual bonus of up to 50% of their base salary in the event PolyVision achieves annual targeted performance objectives set by PolyVision's Board of Directors. Each of such individuals has also agreed not to compete with PolyVision during the term of his employment and for one year thereafter and not to disclose confidential information relating to PolyVision at any time.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee of the Board of Directors were Ivan Berkowitz, Lyman C. Hamilton, Jr. and Bragi F. Schut during the year ended December 31, 2000. No member of the Board of Directors or the Compensation Committee has any interlocking relationship with any other corporation that requires disclosure under this heading.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors of PolyVision was established in 1995. The duties and responsibilities of the Committee include the following:

    - approval of annual salaries and other benefits provided for executive officers of PolyVision;

    - approval of the adoption of compensation plans in which the executive officers of PolyVision may be participants and awarding of benefits under such plans; and

    - undertaking studies and making recommendations with respect to PolyVision's compensation structure and policies and the development of management personnel.

    The Committee's policies with respect to executive compensation are intended to achieve the following goals. First, they are intended to create base compensation levels sufficient to attract and retain talented and dedicated executive officers. Second, the compensation policies are intended to provide a direct link between performance during the year (both the performance of PolyVision as a whole and the performance of the individual officer) as a part of the officer's compensation. Third, the compensation policies are intended to provide executive officers with the opportunity to acquire an equity stake in PolyVision through the grant of options pursuant to PolyVision's 1999 Stock Option Plan.

    During the year ended December 31, 2000, the Committee approved bonuses and grants of stock options to certain of PolyVision's executive officers and key employees. In each case, the Board's decision was based upon the principles and procedures outlined above.

                            Bragi F. Schut, Chairman
                                 Ivan Berkowitz
                             Lyman C. Hamilton, Jr.

                             AUDIT COMMITTEE REPORT

    The role of the Audit Committee is to assist the Board of Directors in its oversight of PolyVision's financial reporting process. The Board of Directors, in its business judgment, has determined that each member of the Committee is "independent," as required by applicable listing standards of the American Stock Exchange. The Committee operates pursuant to a Charter that was adopted by the Board of Directors on February 16, 2000, a copy of which is attached to this Proxy Statement as Appendix A. As set forth in the Charter, management of PolyVision is responsible for the preparation, presentation and integrity of PolyVision's financial statements, PolyVision's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing PolyVision's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

    In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of information technology consulting services relating to financial information systems design and implementation, internal audit and other non-audit services by the independent auditors to PolyVision is compatible with maintaining the auditor's independence, and has discussed with the auditors the auditors' independence.

    The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of PolyVision's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that PolyVision's auditors are in fact "independent."

    Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in PolyVision's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.
                        Lyman C. Hamilton, Jr., Chairman
                                James R. Kanely
                            Hansel B. Millican, Jr.

    The Compensation Committee Report on Executive Compensation and the Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that PolyVision specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

    The following graph compares the annual percentage change in the cumulative total shareholder return on PolyVision's common stock for each of PolyVision's last five fiscal years with the cumulative total return of the (1) Russell 2000 Index, (2) Dow Jones Equity Market Index and (3) Dow Jones Heavy Construction Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

       POLYVISION CORPORATION  DOW JONES TOTAL MARKET  RUSSELL 2000  DOW JONES HEAVY CONSTRUCTION
12/95                  100.00                  100.00        100.00                        100.00
4/96                   100.00                  107.79        110.72                        103.55
4/97                    12.12                  129.67        110.78                         92.82
4/98                    63.64                  184.07        157.75                         87.03
12/98                  100.00                  200.88        138.92                         86.26
12/99                  118.21                  246.53        168.45                         92.51
12/00                   60.61                  223.68        163.36                        108.34

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Exchange Act requires PolyVision's executive officers, directors and holders of more than 10% of PolyVision's common stock to file with the Securities and Exchange Commission and The American Stock Exchange initial reports of ownership and reports of changes in ownership of PolyVision's common stock. Such persons are required by SEC regulations to furnish PolyVision with copies of all Section 16(a) forms they file.

    Based solely upon its review of the copies of such forms received by PolyVision, or representations from certain reporting persons that no year-end Forms 5 were required for those persons, PolyVision believes that, during the year ended December 31, 2000, all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

                                 PROPOSAL NO. 2
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

    Upon recommendation by the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP as PolyVision's independent auditor for the year ended December 31, 2000. Representatives of that firm will be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.

    Shareholders are being asked to ratify the appointment of Arthur Andersen LLP as PolyVision's independent auditor for the year ending December 31, 2001.

    If the shareholders do not ratify the appointment of Arthur Andersen LLP as PolyVision's independent auditors, the Board of Directors will consider selecting another accounting firm.

AUDIT FEES

    The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of PolyVision's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the PolyVision's Quarterly Reports on Form 10-Q for the year were $260,000.

INCOME TAX FEES

    The aggregate fees billed by Arthur Andersen LLP for professional services rendered to PolyVision in relation to income taxes for the year ended
December 31, 2000 were $131,555.

ALL OTHER FEES

    The aggregate fees billed by Arthur Andersen LLP for services rendered to PolyVision, other than the services described above under "Audit Fees" and "Income Tax Fees" for the year ended December 31, 2000, were $13,450.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.

                                   FORM 10-K

    PolyVision's Annual Report on Form 10-K, including financial statements for the year ended December 31, 2000, accompanies this Proxy Statement.

                           PROPOSALS OF SHAREHOLDERS

    Under certain circumstances, shareholders are entitled to present proposals for consideration at shareholders meetings. Any such proposal to be included in the proxy statement for PolyVision's 2001 Annual Meeting of Shareholders must be submitted to the Secretary of PolyVision prior to January 31, 2002. It is suggested that such proposals be sent by Certified Mail, Return Receipt Requested.

             OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

    PolyVision knows of no other matters to be presented at the Annual Meeting, but if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote the same in accordance with their best judgment and their discretion, and authority to do so is included in the proxy.

                            SOLICITATION OF PROXIES

    The expense of this solicitation of proxies will be borne by PolyVision. Solicitations will be made only by use of the mail except that, if deemed desirable, officers and regular employees of PolyVision may solicit proxies by telephone, facsimile and personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons and PolyVision will reimburse them for their reasonable expenses incurred in this connection.

                                        By Order of the Board of Directors,

                                      /s/ GARY L. EDWARDS
                                      GARY L. EDWARDS
                                        CHIEF FINANCIAL OFFICER, TREASURER AND
                                        SECRETARY

                                                                      APPENDIX A

                             POLYVISION CORPORATION
                            AUDIT COMMITTEE CHARTER

    The Audit Committee (the "Committee") is a committee of the Board of Directors (the "Board"). Its primary functions are to assist the Board in fulfilling its oversight responsibilities by reviewing (i) the financial information which will be provided to the shareholders and others, (ii) the systems of internal control which management and the Board have established,
(iii) the findings of internal audit, (if applicable), (iv) the external audit processes, and (v) other duties as designated by the Board.

    The Committee shall be comprised solely of at least three independent members of the Board who shall be appointed by the Board. Committee members and the Committee chairman shall be designated by the Board upon the recommendation of the Chairman of the Board. The Committee members shall be considered independent if they meet the standards established by the American Stock Exchange or other regulations or standards to which the Company is subject. The members should have appropriate financial, business and/or industry background.

    In meeting its responsibilities the Committee is expected to:

    1. Maintain an open line of communication between management, the independent auditors, the internal auditors (if applicable) and the Board.

    2. Report to the Board at the next Board meeting and provide the Board with a copy of the minutes of the meeting.

    3.  Review the adequacy of the Company's internal control structure.

    4. Review the Company's processes for management's identification and control of key business, financial and regulatory risks.

    5. Recommend the selection of the independent auditors for approval by the Board.

    6. Review the independent auditors' proposed audit scope, audit approach and adequacy of resources.

    7. Review the fee arrangements (prior year actual and current year estimate) of the independent auditors.

    8. Obtain a formal written statement from the independent auditors delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1. Discuss with the auditors any disclosed relationships or services that may impact the objectivity and independence of the auditors and take, or recommend that the full Board take, appropriate action to assure auditor independence.

    9. Review the annual consolidated financial statements and related regulatory filings (e.g., Form 10-K), including "Management's Discussion and Analysis", the audit findings, including required audit communications under Auditing Standards AU Section 380 Communication with the Audit Committee. Review any significant internal audit suggestions for improvements together with management's written response. (The suggestions may be discussed orally before the audit is completed and should be submitted in writing reasonably soon after the completion of the audit. Management's response should be submitted shortly thereafter).

    10. Review significant accounting and regulatory issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements.

    11. Review and assess:

       a)  Important new or revised financial-based corporate policy matters.

       b)  New or changed accounting/reporting practices.

       c) Any legal matters that could have a significant impact on the Company's financial statements (discuss with Company counsel as appropriate).

       d)  Significant conflicts of interest and related party transactions.

    12. Discuss with the independent auditors their judgment with regard to the quality, not just the acceptability, of the Company's accounting principles as applied to its financial reporting, including the clarity of financial disclosures.

    13. Review the performance of the independent auditors and review any proposed change in that firm.

    14. Disclose in the proxy statement whether the Company has adopted a formal written charter.

    15. Include in the annual proxy statement to shareholders, a letter from the Committee discussing the following:

       a)  Discussed the financial statements with management.

       b) Discussed the matters required by SAS 61 (which would include the quality of reporting) with auditors.

       c) Discussed with the auditors the information required by ISB 1 regarding auditors' independence.

       d) Recommend that the financial statements be included in the company's Annual Report on Form 10-K.

    17. The independent auditors should conduct an SAS 71 Interim Financial Review prior to the Company's filing of its Form 10-Q quarterly reports. The independent auditors should discuss with the Committee, or at least its chair, and a representative of financial management the matters described in AU Section 380, Communications with the Audit Committee, prior to filing of the Form 10-Q, (and preferably prior to any public announcement of financial results).

    18. Review with management (and auditors, if appropriate), findings of any examinations by regulatory agencies, such as the Securities and Exchange Commission, Internal Revenue Service, Environmental Protection Agency, etc.

    19. Review the results of any internal audit reports issued during the period.

    20. Review internal audit plans, resources and any significant changes in internal audit function or leadership.

    21. Review management's monitoring of compliance with the Company's "Corporate Code of Conduct" (and the Foreign Corrupt Practices Act).

    22. Review policies and procedures in effect for the review of officers' expenses and prerequisites.

    23. If necessary, institute special investigations and, if appropriate, hire special counsel and/or experts to assist.

    24. Periodically (at least every three years) review (and update as necessary) the Audit Committee Charter.

                             POLYVISION CORPORATION
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
         FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 24, 2001

    Steven S. Elbaum, Bragi F. Schut and Michael H. Dunn, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote, as designated below, all shares of common stock of PolyVision Corporation held of record by the undersigned on April 26, 2001, at the Annual Meeting of Shareholders to be held at 10:00 a.m. on May 24, 2001, at PolyVision's customer showroom located at 3145 Northwoods Parkway, Suite 500, Norcross, Georgia, and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

1.   ELECTION OF DIRECTORS. To elect all nominees.

     Nominees are: Ivan Berkowitz, Michael H. Dunn, James R.
     Kanely, and Bragi F. Schut
            [ ] AUTHORITY GIVEN    [ ] AUTHORITY WITHHELD

     For all nominees listed above except:
     ------------------------------------------------------------

2.   To ratify the selection of Arthur Andersen LLP as
     PolyVision's independent auditor.
            / / FOR        / / AGAINST        / / ABSTAIN

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2. PLEASE MARK, DATE AND SIGN THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

    Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

    The signer acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished therewith. Unless otherwise specified, this Proxy will be voted FOR Proposals 1 and 2.

                                                IMPORTANT: Please sign exactly
                                                as name appears hereon. Each
                                                joint owner shall sign.
                                                Executors, administrators,
                                                trustees, etc. should give their
                                                full title.

                                                --------------------------------
                                                Signature(s)

                                                --------------------------------
                                                Date

                                                --------------------------------
                                                Signature(s)

                                                --------------------------------
                                                Date